SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 23, 2011 (August 22, 2011)

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4927 Calloway Drive
Bakersfield, California 93312
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 5.02 below with respect to the Consulting Services Agreement is incorporated by this reference into this Item 1.01.

Item 2.02 Results of Operations and Financial Condition.

On August 22, 2011, Tri-Valley Corporation (the “Company”) issued a press release to report its financial results for the quarter ended June 30, 2011. The release is furnished herewith as Exhibit 99.1 and incorporated herein by this reference.

Also on August 22, 2011, the Company conducted a conference call to discuss its financial results for the quarter ended June 30, 2011. A copy of the transcript of the conference call is furnished herewith as Exhibit 99.2 and incorporated herein by this reference.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, are being furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2011, the Company and Mr. Gregory L. Billinger, CPA, entered into a Consulting Services Agreement (the “Agreement”), pursuant to which the Company appointed Mr. Billinger as interim Chief Financial Officer of the Company.   Pursuant to the terms of the Agreement, Mr. Billinger is to be compensated at a rate of US$15,000 per month plus reasonable and necessary expenses associated with the performance of his duties as interim Chief Financial Officer.  The Agreement is effective as of August 22, 2011, and will remain in effect for an initial term of 90 days.

Mr. Billinger, 59, a certified public accountant, has over 30 years of corporate finance and accounting experience in the oil and gas industry. Mr. Billinger was the Corporate Controller for Ivanhoe Energy Inc. (NASDAQ: IVAN; TSX: IE), an independent international heavy oil development and production company, from 2000 to 2005, and most recently was the Vice President of Finance and Administration for Ivanhoe's U.S. operations from 2006 to May 2011.  Prior to joining Ivanhoe, Mr. Billinger spent 19 years with Occidental Oil and Gas Corporation, a wholly owned subsidiary of Occidental Petroleum Corporation, a leader in oil and natural gas exploration and production, where he held various finance and accounting positions.  Mr. Billinger holds a B.A. degree in Accounting from Fort Hays State University.

Mr. Billinger is not related by blood or marriage to any of the Company’s directors or executive officers or any persons nominated by the Company to become directors or executive officers. The Company has not engaged in any transaction in which Mr. Billinger or a person related to Mr. Billinger had a direct or indirect material interest. To the Company’s knowledge, there is no arrangement or understanding between any other person(s) and Mr. Billinger pursuant to which he was selected to serve as an officer.

As previously announced, on August 15, 2011, John E. Durbin, our current Chief Financial Officer, tendered his resignation, effective as of August 29, 2011. Mr. Durbin is resigning to pursue other opportunities and not as a result of any disagreement with the Company.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report, and is incorporated herein by this reference.  A copy of the Company’s press release announcing the appointment of Mr. Billinger as interim Chief Financial Officer is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

          (d)       Exhibits

Exhibit Number	Description of Exhibit

10.1	Consulting Services Agreement with Gregory L. Billinger, CPA, effective as of August 22, 2011

99.1	Press release, dated August 22, 2011

99.2	Conference call transcript, dated August 22, 2011

99.3	Press release, dated August 23, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date:	August 23, 2011	/s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Consulting Services Agreement with Gregory L. Billinger, CPA, effective as of August 22, 2011

99.1	Press release, dated August 22, 2011

99.2	Conference call transcript, dated August 22, 2011

99.3	Press release, dated August 23, 2011